UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2008

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant’s telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Avid Technology, Inc. (the “Company”) appointed Ken Sexton to the position of Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company effective July 8, 2008. In this position, Mr. Sexton will oversee all of the Company's financial and administrative functions, including finance, information technology, legal, human resources, manufacturing, strategic supply chain operations and investor relations. Mr. Sexton’s compensation arrangement with the Company will remain unchanged in this position.

Mr. Sexton, age 54, has served as Executive Vice President and Chief Administrative Officer since joining the Company in January 2008. In 2007, Mr. Sexton served as Executive Vice President and Chief Financial Officer of webMethods, Inc., a provider of business integration software solutions. In 2006, Mr. Sexton served as Executive Vice President and Chief Financial Officer of Infor, Inc., an enterprise software company. From 2004 to 2005, Mr. Sexton served as Chief Executive Officer and Chairman of the Board of Axentis, Inc., a privately-held provider of enterprise governance, risk and compliance management software. From 2002 to 2004, Mr. Sexton was Executive Vice President and Chief Financial Officer of Peregrine Systems, Inc., an infrastructure management software company.

Effective July 8, 2008, Joel E. Legon stepped down as Chief Financial Officer of the Company and was appointed to the position of Vice President of Finance and Principal Accounting Officer. Nancy Grant, the Company’s former principal accounting officer, will remain with the Company in her position as Vice President and Corporate Controller. Mr. Legon will receive an annual base salary of $310,000 and will be eligible to receive an annual incentive bonus with a target payout of 60% of his annual base salary and a maximum payout of 135% of his target payout. Mr. Legon’s bonus will be based on performance objectives developed by Mr. Legon, the Company's Chief Executive Officer and the Compensation Committee of the Board of Directors.

Mr. Legon, age 57, served as Vice President and Chief Financial Officer of the Company from July 2007 to July 2008, acting Chief Financial Officer from March 2007 to July 2007, and Vice President and Corporate Controller from February 2006 to July 2007. Prior to joining the Company, Mr. Legon served in the following positions at Parametric Technology Corporation: from January 2004 to February 2006 as Senior Vice President of Finance and Corporate Controller, from November 1999 to January 2004 as Vice President of Finance and Corporate Controller, and from March 1998 to November 1999 as Corporate Controller. Prior to that, Mr. Legon held finance positions at Computervision Corporation, NEC America, Inc., Chesebrough-Ponds, Inc. and Richardson-Vicks Inc.

The Company appointed David M. Lebolt, formerly the Company’s Vice President and General Manager, Audio, to the position of Senior Vice President and Chief Technology Officer

effective July 8, 2008. Mr. Lebolt will receive an annual base salary of $375,000 and will be eligible to receive an annual incentive bonus with a target payout of 100% of his annual base salary and a maximum payout of 135% of his target payout. Mr. Lebolt’s bonus will be based on performance objectives developed by Mr. Lebolt, the Company's Chief Executive Officer and the Compensation Committee of the Board of Directors.

Effective July 8, 2008, Sharad Rastogi will cease to serve as Vice President of Corporate Development of the Company and his employment with the Company will terminate effective September 30, 2008 following transition of Mr. Rastogi’s responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2008	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Paige Parisi Paige Parisi Vice President and General Counsel

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